EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     As independent registered public accounting firm, we hereby consent to the incorporation by reference in the registration statement on Form S-8, as amended, SEC file number 333-62240, as originally filed on June 4, 2001 of our report dated August 12, 2004 included in Power2Ship, Inc.'s Form 10-KSB for the year ended June 30, 2004, and to all references to our Firm included in that registration statement.

SHERB  &  CO,  LLP

New  York,  New  York,
September  27,  2004.

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